EXHIBIT 10.2


                                     ALLONGE

     THIS ALLONGE is attached to that certain Promissory Note for the principal sum of Four Million Nine Hundred Thousand Dollars ($4,900,000) dated July 31, 2001 executed by Joseph P. Martori, the Chairman of the Board of VCA Nevada Incorporated, an Arizona corporation ("Borrower"), in favor of Las Vegas Golf Center, L.L.C., a Delaware limited liability company ("Assignor").

     PAY TO THE ORDER OF ILX Resorts Incorporated, an Arizona corporation.


ASSIGNOR:


LAS VEGAS GOLF CENTER, L.L.C., a
Delaware limited liability company

By: ______________________________

Its: _____________________________


Date: ____________________________